                    JACKSON NATIONAL LIFE INSURANCE COMPANY

                           LIMITED POWER OF ATTORNEY

     Each  of  the  undersigned, as directors of Jackson National Life Insurance
Company  ("Jackson"),  constitute and appoint Mark D. Nerud, Gerard A.M. Oprins,
Susan  S.  Rhee,  and  Steven J. Fredricks, officers of the "JNL Funds," each of them individually, as his attorneys-in fact, each with power of substitution, in any  and  all capacities, to sign any regulatory flings under the Securities Act of  1933, as amended, and/or the Investment Company Act of 1940, as amended, and to  file  the  same,  with  exhibits  thereto  and other documents in connection therewith,  with the U.S. Securities and Exchange Commission and all appropriate state  or  federal  regulatory  authorities  for  the  Jackson insurance company separate  accounts.

     IN  WITNESS  WHEREOF,  the  undersigned have executed this Limited Power of
Attorney  as  of  February  21,  2014.

                              /s/ Michael A. Wells
                              --------------------
                              MICHAEL  A.  WELLS

                              /s/ James R. Sopha
                              ------------------
                              JAMES  R.  SOPHA

                              /s/ P. Chad Myers
                              -----------------
                              P.  CHAD  MYERS

                              /s/ Thomas P. Hyatte
                              --------------------
                              THOMAS  P.  HYATTE

                              /s/ Leandra Knes
                              ----------------
                              LEANDRA  KNES